Exhibit 8.1

June 8, 2016

Reinsurance Group of America, Incorporated

16600 Swingley Ridge Road

Chesterfield, Missouri 63017

Re: Offering of 5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056

Ladies and Gentlemen:

We have acted as special counsel to Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), in connection with the registration statement filed on May 20, 2014 by the Company with the Securities and Exchange Commission on Form S-3 (Registration Statement Nos. 333-196114, 333-196114-01 and 333-196114-02) (the “S-3 Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and the registration under the Securities Act of the public offering of an aggregate principal amount of $400,000,000 of the Company’s 5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056 (the “Securities”), pursuant to the prospectus supplement dated June 1, 2016 (the “Prospectus Supplement”) to the prospectus dated May 20, 2014 (the “Prospectus”) contained in the Company’s S-3 Registration Statement. The Securities are being issued pursuant to an Indenture dated as of August 21, 2012 (the “Original Indenture”), as supplemented by the Supplemental Indenture to be executed on or about June 8, 2016 (the “Supplemental Indenture” and together, with the Original Indenture, as so supplemented, the “Indenture”), in each case between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

In connection with this opinion, we have examined and are familiar with originals and copies, certified or otherwise identified to our satisfaction, of the (i) the S-3 Registration Statement, (ii) the Indenture, and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion.

Reinsurance Group of America, Incorporated

<June 8, 2016>

In rendering our opinion, we have assumed, with your permission, that (i) the final executed version of the Indenture will be identical in all material respects to the version most recently supplied to us and that such final version will be valid and enforceable in accordance with its terms; (ii) all of the representations, statements, and other information set forth in the documents (including, without limitation, the S-3 Registration Statement and the Indenture) we reviewed are true, complete and correct; (iii) the legal competence and capacity of each natural person; (iv) the genuineness of all signatures; and (v) the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies or drafts, and the authenticity of the originals from which any copies were made. We have assumed without independent verification that the factual information set forth in the Prospectus and Prospectus Supplement relating to the Securities and the offering of the Securities is accurate and complete in all material respects. Our opinion is conditioned expressly on, among other things, the accuracy as of the date hereof, and the continuing accuracy, of all of such factual information through and as of the date of the issuance of the Securities. Any material changes in the facts referred to, set forth or assumed herein or in the Prospectus or Prospectus Supplement may affect the continuing validity of the opinion set forth below. We are not aware of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon or other assumptions.

In addition, in rendering our opinion, we have considered the applicable provisions of (a) the Internal Revenue Code of 1986 as in effect on the date hereof (the “Code”), (b) the applicable Treasury Regulations as in effect on the date hereof (the “Regulations”), (c) current administrative interpretations by the Internal Revenue Service (the “Service”) of the Regulations and the Code, (d) existing judicial decisions, (e) such other authorities as we have considered relevant, and (f) our interpretation of the foregoing authorities, all of which such preceding authorities are subject to change or modification at any time (possibly with retroactive effect).

Based solely upon the foregoing, and subject to the assumptions, qualifications, and limitations stated herein and the assumptions, qualifications and limitations set forth in the Prospectus Supplement, the statements in the Prospectus Supplement under the caption “Material United States federal income tax consequences,” insofar as such statements constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, are accurate in all material respects and constitute our opinion as to the material United States federal income tax consequences of the purchase, ownership and disposition of the Securities.

We express our opinion herein only to those matters specifically set forth above and no opinion should be inferred as to the tax consequences, whether federal, state, local or foreign, of any transactions related to the S-3 Registration Statement, or contemplated by the S-3 Registration Statement. We do not express any opinion herein concerning any law other than the federal income tax law of the United States. No assurance can be given that our opinion will not be challenged by the Service or any other taxing authority, or that any such challenge will not be successful.

Reinsurance Group of America, Incorporated

<June 8, 2016>

The foregoing opinion reflects our best professional judgment as to the correct United States federal tax consequences of the transaction to which this opinion relates. Our opinion is expressly conditioned on, among other things, the accuracy of all such facts, information, statements and representations as of the date hereof. Any material change in the law, authorities, or facts referred to, set forth, relied upon or assumed herein, or in the S-3 Registration Statement could affect the conclusions stated herein. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (a) in applicable law or (b) that could cause any statement, representation or assumption herein to no longer be true or correct.

This opinion has been prepared for the Company in connection with the transaction set forth in the Prospectus Supplement. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP